Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Juniper Pharmaceuticals, Inc.

Boston, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 333-206928, 333-169599, 333-75275, 333-125671, 333-132803, 333-140107, and 333-37976) and Forms S-8 (Nos. 333-152008, 333-188647 and 333-205723) of Juniper Pharmaceuticals, Inc. (formerly Columbia Laboratories, Inc.) of our report dated March 10, 2016, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Boston, Massachusetts

March 10, 2016